Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 15, 2010, Kratos Defense & Security Solutions, Inc. (“Kratos” or  the “Company”) completed its acquisition of Henry Bros. Electronics, Inc. (“HBE”) pursuant to an Agreement and Plan of Merger, dated October 5, 2010 and as amended November 13, 2010. As a result of the merger, HBE became a wholly-owned subsidiary of the Company. The acquisition was accounted for under the acquisition method of accounting. The purchase price was $56.6 million, $54.9 million was paid in cash and $1.7 million reflects the fair value of the replacement options issued to HBE option holders.

For purposes of these unaudited pro forma condensed combined financial statements, the total purchase price was allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based upon the historical unaudited HBE September 30, 2010 balance sheet, included herein, and the Company’s preliminary estimate of certain fair values. The excess purchase price over the fair value of the net assets acquired was recorded as goodwill. The final purchase price allocation may differ from the pro forma amounts reflected herein. The allocation of the purchase price will be adjusted in accordance with the acquisition method of accounting, to the extent that actual amounts differ from the amounts included in the pro forma financial information.

The unaudited pro forma condensed combined balance sheet combines the unaudited condensed consolidated balance sheet of the Company as of September 26, 2010 and the unaudited condensed consolidated balance sheet of HBE as of September 30, 2010, and gives effect to the acquisition as if it had been completed on September 26, 2010, including any adjustments to the fair value of assets and liabilities acquired, in accordance with the acquisition method of accounting.

The unaudited pro forma condensed combined statement of income for the nine months ended September 26, 2010, combines the historical results of the Company and the historical results of HBE and the Company’s previous acquisition of Gichner Holdings, Inc. (“Gichner”) on May 19, 2010, and gives effect to both the acquisitions as if they had occurred on December 29, 2008.

The unaudited pro forma condensed combined statement of income for the year ended December 27, 2009, combines the historical results of the Company and the historical results of HBE and the Company’s previous acquisition of Gichner and gives effect to both acquisitions as if they had occurred on December 29, 2008.

The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent what the financial position or results of operations of the Company would actually have been if the acquisitions occurred as of the dates indicated or what such financial position or results will be for any future periods. The pro forma information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any anticipated synergies which may be realized by the Company. The unaudited pro forma condensed combined financial statements are based upon the respective historical and pro forma financial information of the Company, HBE and Gichner, and are derived from the following sources:

•                                          the accompanying notes to unaudited pro forma condensed combined financial statements;

•                                          the separate historical audited consolidated financial statements of the Company as of and for the year ended December 27, 2009, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2010;

•                                          the separate historical unaudited condensed consolidated financial statements of the Company as of and for the nine months ended September 26, 2010, included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 5, 2010;

•                                          the separate historical audited consolidated financial statements of HBE as of and for the years ended December 31, 2009, 2008 and 2007, included in Exhibit 99.1 of this Current Report on Form 8-K/A;

•                                          the separate historical unaudited condensed consolidated financial statements of HBE as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009, included in Exhibit 99.2 of this Current Report on Form 8-K/A;

•                                          the separate historical audited consolidated financial statements of Gichner as of December 31, 2009 and for the year then ended and related notes to the financial statements, which have not been included in this Current Report on Form 8-K/A but were filed in the Company’s Current Report on Form 8-K filed on May 25, 2010; and

•                                          the separate historical unaudited condensed statement of operations of Gichner for the three months ended  March 31, 2010 which have not been included in this Current Report on Form 8-K/A but were filed in the Company’s Current Report on Form 8-K filed on May 25, 2010.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisitions, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma information does not reflect revenue opportunities and cost savings that we expect to realize after the acquisitions. The pro forma financial statements also do not reflect expenses related to integration activity or exit costs that may be incurred by Kratos or Gichner in connection with the acquisitions.

Based upon the Company’s preliminary review of HBE’s summary of significant accounting policies disclosed in its audited financial statements, incorporated herein by reference, the nature and amount of any adjustments to the historical financial statements of HBE to conform HBE’s accounting policies to those of the Company’s are not expected to be significant.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

(in millions, except par value and number of shares)

	Kratos Historical September 26, 2010	HBE Historical September 30, 2010	Preliminary Pro Forma Adjustments*		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$51.3	$2.0	$(33.0	)(a)	$20.3
Restricted cash	8.7	—	—		8.7
Accounts receivable, net	92.6	28.0	—		120.6
Inventory	25.7	1.8	—		27.5
Income taxes receivable	2.3	0.3	—		2.6
Prepaid expenses	10.1	0.2	—		10.3
Other current assets	4.9	1.4	(0.8	)(b)	5.5
Total current assets	195.6	33.7	(33.8)		195.5
Property and equipment, net	24.2	2.0	—		26.2
Goodwill	187.2	4.8	30.7	(b)(c)	222.7
Intangibles, net	70.0	0.9	17.7	(d)	88.6
Other assets	7.9	0.3	(1.3	)(b)	6.9
Total assets	$484.9	$41.7	$13.3		$539.9
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30.9	$8.7	$—		$39.6
Accrued expenses	18.9	2.9	—		21.8
Accrued compensation	22.2	1.7	—		23.9

Billings in excess of costs and earnings on uncompleted contracts	18.1	2.8	—		20.9
Current portion of long-term debt	—	—	—		—
Other current liabilities	13.0	1.8	7.7	(b)	22.5
Total current liabilities	103.1	17.9	7.7		128.7
Long-term debt, net of current portion	225.0	5.1	—		230.1
Other long-term liabilities	14.5	0.7	—		15.2
Total liabilities	342.6	23.7	7.7		374.0
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized Series B Convertible Preferred Stock, $.001 par value, 10,000 shares outstanding at December 27, 2009 and September 26, 2010 (liquidation preference $5.0 million at September 26, 2009)	—	—	—		—

Common stock, $.001 par value, 195,000,000 shares authorized; 15,784,591 and 16,025,661 shares issued and outstanding at December 27, 2009 and September 26, 2010, respectively	—	—	—		—
Additional paid-in capital	526.3	19.4	7.0	(e)	552.7
Retained earnings and accumulated deficit	(384.0)	(1.4)	(1.4	)(f)	(386.8)
Total stockholders’ equity	142.3	18.0	5.6		165.9
Total liabilities and stockholders’ equity	$484.9	$41.7	$13.3		$539.9

* See Note 6 for an explanation of the preliminary pro forma adjustments.

See accompanying notes to unaudited pro forma condensed combined financial statements

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

(in millions, except per share data)

	Kratos Historical Nine Months Ended September 26, 2010	Gichner Historical Three Months Ended March 31, 2010	HBE Historical Nine Months Ended September 30, 2010	Preliminary Pro Forma Adjustments*		Pro Forma Combined
Service revenues	$211.5	$—	$46.9	$—		$258.4
Product sales	76.2	49.9	—	—		126.1
Total revenues	287.7	49.9	46.9	—		384.5
Cost of service revenue	162.0					162.0
Cost of product sales	62.0	41.1	33.5	—		136.6
Total costs	224.0	41.1	33.5	—		298.6
Gross profit	63.7	8.8	13.4	—		85.9
Selling, general and administrative expenses	45.5	3.7	10.7	1.3	(a)(b)	61.2
Recovery of legal fees in connection with litigation	(1.4)	—	—	—		(1.4)
Merger and acquisition expenses	1.5	—	0.5	—		2.0
Research and development expenses	1.6	—	—	—		1.6
Operating loss from continuing operations	16.5	5.1	2.2	(1.3)		22.5
Other expense:
Interest expense, net	(15.8)	(0.4)	(0.1)	(2.9	)(c)	(19.2)
Other income, net	0.8	(0.1)	0.0			0.7
Total other expense, net	(15.0)	(0.5)	(0.1)	(2.9)		(18.5)
Income (loss) from continuing operations before income taxes	1.5	4.6	2.1	(4.2)		4.0
Provision for income taxes from continuing operations	(12.5)	1.6	0.9	(1.7	)(d)	(11.7)
Income (loss) from continuing operations	$14.0	$3.0	$1.2	$(2.5)		$15.7
Basic loss per common share:
Loss from continuing operations	$0.87					$0.85
Diluted loss per common share:
Loss from continuing operations	$0.85					$0.96
Weighted average common shares outstanding:
Basic	16.0		2.5 (e)			18.5
Diluted	16.4		2.7			16.4

* See Note 7 for an explanation of the preliminary  pro forma adjustments.

See accompanying notes to unaudited pro forma condensed combined financial statements

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

(in millions, except per share data)

	Kratos Historical Twelve Months Ended December 27, 2009	Gichner Historical Twelve Months Ended December 31, 2009	HBE Historical Twelve Months Ended December 31, 2009	Preliminary Pro Forma Adjustments*		Pro Forma Combined
Revenues	$334.5	$147.1	$55.1	$—		$536.7
Cost of revenues	265.2	122.4	40.8	—		428.4
Gross profit	69.3	24.7	14.3	—		108.3
Selling, general and administrative expenses	52.8	12.6	15.0	6.3	(a)(b)	86.7
Research and development expenses	1.8	—	—	—		1.8
Recovery of unauthorized issuance of stock options, stock option investigation and related fees, and litigation settlement	(0.2)	—	—	—		(0.2)
Impairment of goodwill	41.3	—	—	—		41.3
Impairments and adjustments to the liability of unused office space	0.6	—	—	—		0.6
Operating loss from continuing operations	(27.0)	12.1	(0.7)	(6.3)		(21.9)
Other expense:
Interest expense, net	(10.4)	(1.5)	(0.3)	(13.5	)(c)	(25.7)
Other income, net	0.1	—	0.1	—		0.2
Total other expense, net	(10.3)	(1.5)	(0.2)	(13.5)		(25.5)
Income (loss) from continuing operations before income taxes	(37.3)	10.6	(0.9)	(19.8)		(47.4)
Provision for income taxes from continuing operations	1.0	5.1	(0.1)	(4.3	)(d)	1.7
Income (loss) from continuing operations	$(38.3)	$5.5	$(0.8)	$(15.5)		$(49.1)
Basic loss per common share:
Loss from continuing operations	$(2.76)					$(2.99)
Diluted loss per common share:
Loss from continuing operations	$(2.76)					$(2.99)
Weighted average common shares outstanding:
Basic	13.9		2.5 (e)			16.4
Diluted	13.9		2.5			16.4

* See Note 7 for an explanation of the preliminary  pro forma adjustments.

See accompanying notes to unaudited pro forma condensed combined financial statements

Kratos Defense & Security Solutions, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.   Description of Transaction

On December 15, 2010, Kratos Defense & Security Solutions, Inc. (“Kratos” or “Company”) completed its acquisition of Henry Bros. Electronics, Inc. (“HBE”) pursuant to an Agreement and Plan of Merger, dated October 5, 2010 and as amended November 13, 2010. As a result of the merger, HBE became a wholly-owned subsidiary of the Company. The purchase price was $56.6 million, $54.9 million was paid in cash and $1.7 million reflects the fair value of the replacement options issued to HBE option holders.

HBE is a provider of homeland security solutions, products, and system integration services, including the design, engineering and operation of command and control systems for the protection of strategic assets and critical infrastructure in the United States. HBE also has particular expertise in the design, engineering, deployment and operation of specialized surveillance, thermal imaging, analytics, radar, and biometrics technology based security systems.

On October 12, 2010, Kratos sold approximately 2.5 million shares of its common stock at a purchase price of $10.20 per share in an underwritten public offering. The Company received gross proceeds of approximately $25.8 million. After deducting underwriting fees and other offering expenses, the Company received approximately $24.7 million in net proceeds. The Company used the net proceeds from this transaction to fund the purchase price for the acquisition of HBE.

2.   Basis of Presentation

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of Kratos, HBE and Gichner and are prepared and presented pursuant to the regulations of the SEC regarding pro forma financial information. Certain reclassifications were made to the HBE consolidated financial statements to conform them to Kratos’s presentation.

The Company acquired Gichner on May 19, 2010; the assets acquired and liabilities assumed with the Gichner transaction are included in the Company’s column of the unaudited pro forma condensed combined balance sheet presented as of September 26, 2010; and its results of operations are included in the Company’s column of the unaudited pro forma condensed combined statement of operations presented for the nine months ended September 26, 2010 from the date of acquisition.

The 2009 unaudited pro forma condensed combined financial statements include HBE’s and Gichner’s audited consolidated statement of operations data for the fiscal year ended December 31, 2009 and the Kratos audited consolidated statement of operations data for the fiscal year ended December 27, 2009.

The 2010 unaudited pro forma condensed combined financial statements include HBE’s unaudited consolidated balance sheet data as of  September 30, 2010, HBE’s unaudited consolidated statement of operations data for the nine months ended September 30, 2010, Gichner’s unaudited consolidated statement of operations data for the three months ended March 31, 2010, the Kratos unaudited consolidated balance sheet data as of September 26, 2010 and the Kratos unaudited consolidated statement of operations data for the nine months ended September 26, 2010.

The pro forma adjustments include the application of the acquisition method of accounting under Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 805 Business Combinations (ASC Topic 805). ASC Topic 805 requires, among other things, that identifiable assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date, which is presumed to be the closing date of the Acquisition.

Under ASC Topic 820 Fair Value Measurements and Disclosures (ASC Topic 820), “fair value” is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be unrelated buyers and sellers in the principal or the most advantageous market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The unaudited pro forma combined balance sheet reflects the estimated HBE acquisition-related transaction costs incurred by Kratos of $1.6 million and assumed to be paid in connection with the closing of the acquisition.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisitions, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma financial statements do not reflect revenue opportunities, synergies or cost savings that the Company expects to realize after the acquisitions. No assurance can be given with respect to the estimated revenue opportunities and operating cost savings that are expected to be realized as a result of the acquisitions. The pro forma financial statements also do not reflect non-recurring charges related to integration activities or exit costs that may be incurred by Kratos, Gichner or HBE in connection with the acquisitions. There were no material transactions between Kratos, HBE and Gichner during the periods presented in the unaudited pro forma combined financial information that would need to be eliminated.

3.   Accounting Policies

Based upon the Company’s preliminary review of HBE’s summary of significant accounting policies disclosed in its audited financial statements, incorporated herein by reference, the nature and amount of any adjustments to the historical financial statements of HBE to conform HBE’s accounting policies to those of the Company’s are not expected to be significant.

4.   Consideration Transferred and Purchase Price Allocation

The initial consideration transferred and the aggregate purchase price to be allocated is presented in the table below (in millions).

Cash payable as merger consideration	$54.9
Fair value of Kratos replacement options issued to HBE option holders	1.7
Estimate of acquisition consideration(a)	$56.6

(a) Kratos funded the cash payment with cash on hand and the proceeds of the issuance of shares of its common stock on October 12, 2010, as described in Note 1 above.

5.   Estimate of Assets to be Acquired and Liabilities to be Assumed

The following is a discussion of the adjustments made in connection with the preparation of the unaudited pro forma condensed combined financial statements. Each of these adjustments represents preliminary estimates of the fair values of HBE’s assets and liabilities and periodic amortization of such adjustments to the extent applicable. Actual adjustments will be made when the final fair value of HBE’s assets and liabilities is determined. Accordingly, the actual adjustments to HBE’s assets and liabilities and the related amortization of such adjustments may differ materially from the estimates reflected in the unaudited pro forma condensed combined financial statements.

The following is the preliminary estimate of the assets acquired and the liabilities assumed by Kratos reconciled to the consideration transferred (in millions):

Book value of HBE net assets acquired	$12.3
Acquisition accounting adjustment for deferred taxes	(9.8)
Identifiable intangible assets	18.6
Goodwill	35.5
Purchase price allocated	$56.6

Goodwill: Goodwill is calculated as the excess of the acquisition date fair value of the consideration transferred over the values assigned to the identifiable assets acquired and liabilities assumed. Goodwill is not amortized but rather is subject to an annual impairment test.

Intangible assets: A preliminary estimate of the fair value of the acquired identifiable intangible assets, which are subject to amortization, using the income approach has been made. Further analysis must be performed to value those assets at fair value and allocate purchase price to those assets. As such, the value of intangible assets may differ significantly from the amount reflected on the unaudited pro forma condensed combined financial information. Amortization recorded in the statement of operations may also differ based on the valuation of intangible assets. The following table sets forth the components of these intangible assets and their estimated useful lives (dollars in millions):

	Fair Value	Estimated Useful Life
Existing Customer Contracts	$2.8	3 years
Trade Names	15.8	Indefinite

	$18.6

6.  Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet:

(a)   The sources and uses of funds relating to the acquisition are as follows (in millions):

Sources:
Proceeds from issuance of common stock on October 12, 2010 (See Note 1)	$24.7
Cash paid to shareholders of HBE	(54.9)
Payment of transaction costs	(2.8)

Net adjustment of cash and cash equivalents	$(33.0)

(b)   Reflects adjustments to deferred taxes and goodwill as a result of the impact of indefinite lived intangibles acquired.

(c)   Reflects adjustments for goodwill (See Note 5):

Eliminate HBE historical goodwill	$(4.8)
Record transaction goodwill	35.5

Goodwill adjustment	$30.7

(d)   Reflects adjustments to intangibles:

Eliminate HBE historical intangibles	$(0.9)
Record estimated transaction intangibles	18.6

Intangibles adjustment	$17.7

(e)    Reflects elimination of HBE additional paid-in capital,  value of issuance of shares of common stock in connection with the Acquisition of $24.7 million and $1.7 million related to the fair value of options acquired.

(f)    Reflects adjustments to retained earnings:

Eliminate HBE retained earnings	$1.4
Impact of transaction closing costs expensed at time of closing for HBE	(1.4)
Impact of transaction closing costs expensed at time of closing for Kratos	(1.4)

Retained earnings adjustment	$(1.4)

7.     Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations:

(a)   Net decrease in amortization expense to reflect the adjustment for intangibles not acquired in the transactions, net of the amortization expense of identifiable intangible assets arising from the purchase price allocations. Identifiable intangible assets are being amortized using the straight-line method and their weighted average useful lives.

	Nine Months Ended September 26, 2010	Twelve Months Ended December 27, 2009
HBE	$0.6	$0.7
Gichner	0.8	5.8

	$1.4	$6.5

(b)   Reflects a net reduction of stock compensation expense of $0.1 million for the nine months ended September 26, 2010 and $0.2 million for the year ended December 27, 2009 as a result of the elimination of stock compensation expense related to options exercised at closing offset by the stock compensation expense for options assumed.

(c)   Interest expense adjustments (in millions):

	Nine Months Ended September 26, 2010	Year-ended December 27, 2009
Estimated interest on new debt	$18.1	$24.2
Eliminate interest cost on existing Gichner debt	(0.4)	(1.5)
Eliminate interest cost on existing Kratos debt	(14.8)	(9.2)
Net change in interest expense	$2.9	$13.5

To finance the Gichner acquisition the Company closed a private offering of $225 million in aggregate principal amount of 10% Senior Secured Notes due 2017 and entered into a 4-year, $25.0 million New Revolving Credit Facility, which is secured by a first priority lien on the combined entity’s accounts receivables and inventory. The interest expense is based on the interest cost of the debt facilities that were the result of the Gichner acquisition.

(d)   Reflects the income tax effects of pro forma adjustments and utilization of Kratos net operating losses and tax attributes to offset tax expense that HBE and Gichner would otherwise incur on a stand-alone basis.

(e)   Reflects the issuance of 2.5 million shares on October 12, 2010 and dilutive effect of options assumed for the acquisition of HBE.